As filed with the Securities and Exchange Commission on December 19, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
The9 Limited
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Building No. 3, 690 Bibo Road
Zhang Jiang Hi-Tech Park
Pudong New Area, Pudong
Shanghai 201203, People’s Republic of China
(Address of Principal Executive Offices and Zip Code)

Amended 2004 Stock Option Plan
(Full Title of the Plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, address and telephone number, including area code, of agent for service)

Copies to:
David T. Zhang
Eugene Y. Lee
Latham & Watkins LLP
41st Floor, One Exchange Square
8 Connaught Place, Central
Hong Kong S.A.R., China
(852) 2522-7886
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Non- accelerated filer ☐ (Do not check if a smaller reporting company)

Accelerated filer ☑	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
	Registered(1)	Offering Price	Aggregate	Registration
		Per Share	Offering Price	Fee
Ordinary Shares, $0.01 par value per share (3)	7,016(2)	$30.90(2)	$216,794.40(2)
Ordinary Shares, $0.01 par value per share (3)	995,000(2)	$38.537(2)	$38,344,315.00(2)
Ordinary Shares, $0.01 par value per share (3)	46,650(2)	$12.04(2)	$561,666.00(2)
Ordinary Shares, $0.01 par value per share (3)	2,055,518(2)	$12.835(2)	$26,382,573.53(2)
Total	3,104,184(2)	—	$65,505,348.93(2)	$2,574.36

(1)	Represents 3,104,184 shares of ordinary shares, par value $0.01 per share, issuable pursuant to the Amended 2004 Stock Option Plan (the “Plan”) of The9 Limited, being newly registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan.

(2)	Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of 7,016 shares issuable upon the exercise of outstanding options as of December 19, 2008 multiplied by the exercise price of $30.90 per share, which is equal to an aggregate offering price of $216,794.40, (b) the product of 995,000 shares issuable upon the exercise of outstanding options as of December 19, 2008 multiplied by the exercise price of $38.537 per share, which is equal to an aggregate offering price of $38,344,315.00, (c) the product of 46,650 shares issuable upon the exercise of outstanding options as of December 19, 2008 multiplied by the exercise price of $12.04 per share, which is equal to an aggregate offering price of $561,666.00, and (d) the product of the remaining 2,055,518 shares under the Plan multiplied by the average of the high and low prices for the Registrant’s American Depositary Shares, or ADSs, as quoted on the Nasdaq Global Market on December 16, 2008, or $12.835, which is equal to an aggregate offering price of $26,382,573.53.

(3)	These shares may be represented by the Registrant’s ADSs, each of which represents one ordinary share. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (333-120814).

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Exh. 5.1	Opinion of Maples and Calder.
Exh. 23.1	Consent of Maples and Calder (included in Exhibit 5.1).
Exh. 23.2	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.
Exh. 24.1	Power of Attorney (included on signature page hereto).
EX-5.1
EX-23.2

INCORPORATION OF PREVIOUS REGISTRATION STATEMENT
     Pursuant to General Instruction E of Form S-8, The9 Limited (the “Registrant”) is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to include an additional 3,104,184 ordinary shares under its Amended 2004 Stock Option Plan (the “Plan”), which was amended and restated to increase the maximum number of the Registrant’s ordinary shares that may be issued pursuant to options or other awards granted under the Plan to a total of 4,449,614 shares. Pursuant to Instruction E, the contents of the Registrant’s Form S-8 Registration Statement No. 333-127700 filed with the Commission on August 19, 2005 (the “Prior Registration Statement”) are hereby incorporated by reference, including the periodic reports that the Registrant filed after the Prior Registration Statement to maintain current information about the Registrant.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Maples and Calder.
23.1	Consent of Maples and Calder (included in Exhibit 5.1).
23.2	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company.
24.1	Power of Attorney (included on signature page hereto).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on December 19, 2008.

THE9 LIMITED
By:	/s/ Jun Zhu
Name:	Jun Zhu
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Jun Zhu, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jun Zhu Jun Zhu	Chairman of the Board and Chief Executive Officer (principal executive officer)	December 19, 2008

/s/ George Lai George Lai	Chief Financial Officer (principal financial and accounting officer )	December 19, 2008

/s/ Cheung Kin Au-Yeung Cheung Kin Au-Yeung	Director	December 19, 2008

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Signature	Title	Date

/s/ Davin Mackenzie Davin Mackenzie	Director	December 19, 2008

/s/ Chao Y. Wang Chao Y. Wang	Director	December 19, 2008

/s/ Ka Keung Yeung Ka Keung Yeung	Director	December 19, 2008

/s/ Donald J. Puglisi Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States	December 19, 2008

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